EXHIBIT 35.3

         Annual Servicer's Statement as to Compliance for the year ended
                                December 31, 2006
                           (Ford Motor Credit Company)

To:      GS Whole Loan Trust
         c/o Goldman, Sachs & Co.
         85 Broad Street
         New York, NY 10004

                          SERVICER COMPLIANCE STATEMENT

Pursuant to Section 3.11 of the Servicing Agreement, dated as of March 1, 2005 (the "Agreement"), among Ford Motor Credit Company (the "Company"), as Servicer (the "Servicer"), and GS Whole Loan Trust, the undersigned authorized officer of the Servicer does hereby state that:

(a) A review of the Servicer's activities and of its performance under the Agreement during the period from January 1, 2006 to December 31, 2006 has been made under my supervision.

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout the aforementioned period.

                                                     /s/ Daniel J. Gardetto
                                                     ----------------------
                                                     Daniel J. Gardetto
                                                     Assistant Treasurer

Dated as of March 15, 2007